EXHIBIT 99.1

first financial bancorp

Investor Presentation

Second Quarter 2011

FFBC
NASDAQ
GLOBAL SELECT

Forward Looking Statement Disclosure

Certain statements contained in this presentation which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the "Act"). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements. Words such as "believes", "anticipates", "likely", "expected", "intends", and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management's analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

- management's ability to effectively execute its business plan;
- the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;
- the effects of the potential delay or failure of the U.S. federal government to pay its debts as they become due or make payments in the ordinary course;
- the ability of financial institutions to access sources of liquidity at a reasonable cost;
- the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury's TARP and the FDIC's Temporary Liquidity Guarantee Program, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures;
- the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);
- inflation and possible changes in interest rates;
- our ability to keep up with technological changes;
- our ability to comply with the terms of loss sharing agreements with the FDIC;
- mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected, such as the risks and uncertainties associated with the Irwin Mortgage Corporation bankruptcy proceedings;
- the risk that exploring merger and acquisition opportunities may detract from management's time and ability to successfully manage our company;
- expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;
- our ability to increase market share and control expenses;
- the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC;
- adverse changes in the securities and debt markets;
- our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;
- monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;
- our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and
- the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2010, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

first financial bancorp

Business & Strategy Review

fIRST
first financial bancorp

Franchise Highlights

- Strong operating fundamentals and prudent management have resulted in solid performance and profitability throughout the recessionary period
  - Second quarter 2011 ROAA of 1.03% and ROAE of 9.05%
  - 83 consecutive quarters of profitability
- Capital levels remain among industry leaders and provide ability to take advantage of strategic opportunities in core strategic markets
  - Tangible common equity of 11.11%; total capital ratio of 21.43%
- Recently announced dividend payout of 100% of quarterly earnings for the foreseeable future
  - Will remain in place until capital utilization opportunities arise that exceed capital generation rates
- Strong performance generated with low risk balance sheet
  - 30.8% of loans covered by FDIC loss share agreements
  - 100% risk-weighted assets comprise less than 50% of balance sheet
- Credit metrics have remained strong throughout most of the economic downturn
  - Nonperforming assets / total assets of 1.50% and nonperforming loans / total loans of 2.65% compare favorably to peer institutions
- Solid market share in strategic operating markets and positioned as the largest community-oriented institution serving many of its markets
  - #4 market share ranking in Cincinnati MSA; strong market share position in many other key communities

Franchise Summary Comparison

- Consistently solid profitability throughout the cycle, especially over the last twelve months
  - LTM ROAA of 1.00% compared to peer median of 0.76%
  - LTM ROAE of 9.06% compared to peer median of 6.70%
  - LTM net interest margin of 4.64% compared to peer median of 3.78%
- Capital levels extremely robust and have continued to grow as a result of strong earnings
  - Tangible common equity of 11.11% compared to peer median of 8.04%
  - Total capital ratio of 21.43% compared to peer median of 15.21%
- Announced dividend payout ratio of 100% for the foreseeable future and current annualized dividend yield of 6.7%
  - Peer median LTM dividend payout ratio of 44%
  - Peer median dividend yield 1.9%
- Low risk balance sheet compared to peers
  - Risk weighted assets / total assets of 56% compared to peer median of 68%
  - Return on risk weighted assets of 1.89% compared to peer median of 0.95%
- Current valuation extremely attractive compared to peer institutions
  - Price to LTM EPS of 15.0x compared to peer median of 16.5x
  - Price to 2011E EPS of 13.8x compared to peer median of 15.5x
  - Price to tangible book value of 140.2% compared to peer median of 148.7%

Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); peer median financial data as of June 30, 2011 except for capital ratio and return on risk weighted assets data which is as of March 31, 2011 due to incomplete data as of June 30, 2011. Valuation data as of August 1, 2011.

Opportunities and Risks

Opportunities to Build Shareholder Value	Risks to be Managed
▪ Efficient and prudent use of capital in future periods – Support organic growth in core strategic markets – Dividend policy – Acquisitions that meet internal criteria – Share repurchase plans	▪ Regulatory and financial services reform – Higher costs of compliance – Pressure on consumer fee revenue – Regulatory capital requirements
▪ Return to "normalized" loan loss provision levels as credit quality and economy improve	▪ Attrition of non-strategic elements related to 2009 acquisitions and replacement of revenue stream
▪ Planned initiatives to improve efficiency and reduce operating expenses	▪ Increased competition; both currently for credit-worthy lending clients and prospectively as survivors emerge and look to pursue growth opportunities

Variable Dividend / 100% Payout Ratio

- Introducing a 100% dividend payout ratio comprised of two components:
  - Recurring dividend based on stated payout of between 40% - 60% of quarterly earnings; currently $0.12 per share
  - Variable dividend based on the remainder of quarterly earnings; $0.15 per share based on second quarter 2011 earnings
- Represents a 125% increase over the most recent dividend we paid to shareholders
- Stated capital thresholds include a tangible equity ratio of 7%, tier 1 leverage ratio of 8% and total capital ratio of 13%; current capital levels are well in excess of these thresholds and can support significant growth
  - Strong earnings continue to generate capital to support further growth – we are returning this incremental growth capacity to shareholders with the variable dividend
- Variable dividend is intended to provide an enhanced return to our shareholders and avoid adding to our capital position until capital deployment opportunities arise, such as acquisitions or organic growth, that move the Company towards its capital thresholds.
- Difficult to foresee how long the Company will maintain the variable dividend due to the unpredictability of certain capital utilization opportunities, such as acquisitions
  - Board of directors will evaluate the variable dividend on a quarterly basis but expects to approve a 100% payout ratio for the foreseeable future

first financial bancorp

Focused Business Strategy

- Client intimate strategy focused on long-term, profitable relationships with clients
- Strong sales culture that is aggressive in attracting business with the appropriate risk and return
- Lines of business
  - Commercial
  - Retail
  - Wealth Management
  - Franchise Finance
- Target clients
  - Individuals and small / mid-size businesses located within the regional markets we serve
- Ohio, Indiana and Kentucky
  - 102 locations primarily focused on metro and near-metro markets
- Primary focus and value creation is through organic growth in key regional markets
- Key initiatives for additional revenue growth
  - Mortgage
  - Small business banking


Schererville
Fort Wayne
INDIANA
Lafayette
OHIO
Indianapolis
Dayton
Cincinnati
Edgewood
KENTUCKY

FIRST

first financial bancorp

Low Risk Balance Sheet

Stress Case

- Illustrates the strength of our balance sheet assuming a full charge-off of all acquired loans under FDIC loss share agreements and a full charge-off of all uncovered non-performing loans.
- Nonperforming Assets = $90 million
- Covered Loans = $1.2 billion

Risk Based Capital Ratio



21.43%
3.07%
1.22%
17.14%
Peers = 15.21%
Chargeoff
Actual 6/30/2011
All Covered Loans
Non-Performing Uncovered
Stress Case 6/30/2011

Tangible Common Equity to Tangible Assets



11.11%
1.62%
0.84%
8.65%
Peers = 8.04%
Chargeoff
Actual 6/30/2011
All Covered Loans
Non-Performing Uncovered
Stress Case 6/30/2011

Total Assets by Risk Weighting %

As of June 30, 2011

(Dollars in millions)



Peer % of 100% RWAs = 55.67%
$273
5%
$2,585
43%
$2,828
46%
$356
6%
100%
50%
20%
0%

- Return on Risk Weighted Assets = 1.89% (Peer Median[1] = 0.95%)
- Risk Weighted Assets / Total Assets = 55.98% (Peer Median[1] = 67.68%)

(1) Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); based on peer median financial data as of March 31, 2011

FIRST
first financial bancorp

Selective Acquisitions

- Supplements organic growth strategy through expansion in strategic markets
- Transactions met all internal criteria for acquisitions
- In-market locations improves operating leverage
- Loss sharing arrangements provide significant protection on acquired loans
- Developed scalable covered asset and loss share management team comprised of credit, legal, accounting and finance

Loan Portfolio
June 30, 2009

- $145 mm select performing commercial and consumer loans

Peoples (FDIC)
July 31, 2009

- 19 banking centers
- $521 mm deposits
- $331 mm in loss share covered loans[1]
- No first loss position

Banking Centers
August 28, 2009

- 3 banking centers in Indiana
- $85 mm deposits
- $41 mm in select performing commercial and consumer loans

Irwin (FDIC)
September 18, 2009

- 27 banking centers
- $2.5 bn deposits
- $1.8 bn in loss share covered loans[1]
- No first loss position

Liberty Banking Centers
June 3, 2011

- 16 banking centers
- $346 mm deposits
- $147 mm in select in-market performing loans

We will continue to evaluate opportunities but never lose sight of the core franchise

Core philosophy and strategy remain unchanged

[1] Estimated fair market value of loans and deposits

Liberty Savings Bank Branch Acquisition
Transaction Highlights

Strategic Rationale	▪ Significantly enhances presence in key market of Dayton, OH ▪ Provides immediate scale and profitability compared to building similar branch network ▪ Composition and cost of funds similar to existing First Financial deposit base ▪ Strong growth potential under First Financial brand ▪ Positions First Financial as the largest community bank operating in Dayton MSA
Low Operational Risk	▪ Strong knowledge of market ▪ Purchasing only in-market performing loans; selected subsequent to file review ▪ Similar customer-focused retail banking culture ▪ Size of acquired operations and prior acquisition experience minimizes integration risk
Financially Compelling	▪ Expected to be accretive to EPS in 2012; marginally dilutive in 2011 due to integration costs ▪ Internal rate of return exceeds minimum benchmark ▪ Recapture tangible book dilution within approximately three-and-a-half years ▪ Pro forma capital ratios remain strong and still provide ability to take advantage of future strategic opportunities

FIRST
first financial bancorp

Liberty Savings Bank Branch Acquisition Branch Map and Deposit Market Share

Southwestern Ohio



First Financial Bancorp.
Liberty Savings Bank FSB

Pro Forma Deposit Market Share
Dayton, OH MSA
FDIC Deposit Data as of June 30, 2010 - Holding Company Level

2010 Rank	Name	City, State	Number of Branches	Total Deposits ($000s)	Market Share (%)
1	Fifth Third Bancorp	Cincinnati, OH	47	$ 2,581,685	24.9
2	JPMorgan Chase & Co.	New York, NY	33	1,652,250	16.0
3	PNC Financial Services Group Inc.	Pittsburgh, PA	33	1,619,281	15.6
4	KeyCorp	Cleveland, OH	20	1,032,922	10.0
5	U.S. Bancorp	Minneapolis, MN	30	668,919	6.5
6	Huntington Bancshares Inc.	Columbus, OH	12	587,890	5.7
7	**Pro Forma First Financial Bancorp**	**Cincinnati, OH**	**16**	**429,846**	**4.2**
7	U.S. Bancorp	Cincinnati, OH	5	413,541	4.0
8	**Liberty Capital Inc.**	**Wilmington, OH**	**12**	**294,930**	**2.9**
9	Park National Corp.	Newark, OH	9	234,510	2.3
10	Colonial Banc Corp.	Eaton, OH	5	166,405	1.6
11	**First Financial Bancorp.**	**Cincinnati, OH**	**4**	**134,916**	**1.3**
	Other institutions		**51**	**969,549**	**9.4**
	Market total		**261**	**$ 10,356,798**	**100.0**

Source: SNL Financial LC
Data excludes Liberty's Vandalia branch which was closed with deposits transferred to another in-market location

- Scarcity value – no true community bank of size headquartered in the Dayton market that provides the immediate scale of this transaction
- Acquisition provides a solid platform for accelerated growth in the commercial, retail and wealth management business lines
- Transaction subject to regulatory approval

Financial Review

Second Quarter 2011 Financial Highlights

- Quarterly net income of $16.0 million, or $0.27 per diluted common share
- Continued strong profitability
  - Return on average assets of 1.03%
  - Return on risk-weighted assets of 1.89%
  - Return on average shareholders' equity of 9.05%
- Net income available to common shareholders for the six months ended June 30, 2011 increased 20.6% compared to the first half 2010
- Adjusted pre-tax, pre-provision income increased $3.8 million, or 13.9%, compared to first quarter 2011
- Quarterly net interest margin remains strong at 4.61%
  - Driven by yield on acquired loans, securities purchases and continued decline in cost of deposits
- Average core deposits continued to grow as average strategic transaction and savings accounts increased $169.8 million during the quarter
  - 22.0% growth in average MMDA and savings accounts compared to second quarter 2010
- Continued improvement in credit metrics
  - Total nonperforming loans declined $6.6 million, or 8.1%, compared to linked quarter

fiRST

first financial bancorp

Pre-Tax, Pre-Provision Income

	For the three months ended				
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Pre-tax, pre-provision income [1]	$ 32,845	$ 29,768	$ 34,844	$ 33,631	$ 37,216
Accelerated discount on acquired loans related to:					
Loan sales	39	3,085	-	362	-
Prepayments	4,717	2,698	6,113	9,086	7,408
Total accelerated discount	4,756	5,783	6,113	9,448	7,408
Plus: loss on covered OREO [2]	2,621	3,112	-	-	-
Less: gain on sales of non-mortgage loans [3]	429	-	-	2,034	-
Plus: acceleration of deferred swap fees associated with trust preferred redemption	590	-	-	-	-
Plus: FHLB prepayment penalty	-	-	-	8,029	-
Pre-tax, pre-provision income, net of accelerated discount, loss on covered OREO and other significant nonrecurring items	$ 30,871	$ 27,097	$ 28,731	$ 30,178	$ 29,808

[1] Represents income before taxes plus provision for all loans less FDIC loss sharing income

[2] Reimbursements related to losses on covered OREO are included in FDIC loss sharing income, which is excluded from the pre-tax, pre-provision income above

[3] Represents gain on sale of loans originated by franchise finance business

Capitalization

- Primary component of capital is common equity; continues to grow as a result of earnings power
- Tangible book value per share has increased over 75% since January 1, 2009.
- Strong capitalization levels remain among industry leaders and provides ability to take advantage of strategic opportunities
- Dividend policy for the foreseeable future will be to payout 100% of quarterly earnings

	As of			Peer Group Medians	
	June 30, 2011	March 31, 2011	June 30, 2010	KBW Regional Bank Index [1]	FRB BHC Peer Group [2]
Leverage Ratio	11.01%	11.08%	9.99%	9.62%	9.61%
Tier 1 Capital Ratio	20.15%	20.49%	18.15%	13.48%	14.01%
Total Risk-Based Capital Ratio	21.43%	21.77%	19.42%	15.21%	15.74%
Ending tangible shareholders' equity to ending tangible assets	11.11%	10.40%	9.55%	8.93%	8.87%
Ending tangible common shareholders' equity to ending tangible assets	11.11%	10.40%	9.55%	8.04%	8.29%

[1] Peer group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); based on peer median financial data as of March 31, 2011

[2] Peer group comprised of approximately 90 BHCs with total assets of $3 - $10 billion consistent with the peer group included in the BHC Performance Report for First Financial per the Federal Reserve Board; based on peer median financial data as of March 31, 2011

Source: Peer Group median data obtained from SNL Financial

fIRST
first financial bancorp

Net Interest Margin Summary

- Net interest margin continues to be positively impacted by the improved deposit mix towards core transaction and savings accounts
- Available liquidity was used during the quarter to purchase over $249 million of agency MBS
- Yield on acquired loans was 10.78% during the second quarter 2011, continuing to enhance net interest margin
- Strong core deposit base and liquidity provide less reliance on wholesale borrowings and allows for aggressive pricing strategies

Net Interest Margin



4.53%
4.59%
4.65%
4.73%
4.61%
0.25%
0.25%
0.25%
0.25%
0.25%
2Q10
3Q10
4Q10
1Q11
2Q11
Net interest margin
Fed funds target rate

Earning Asset Yield and Liability Cost



5.74%
1.45%
5.73%
1.39%
5.64%
1.23%
5.63%
1.11%
5.44%
1.04%
2Q10
3Q10
4Q10
1Q11
2Q11
Yield on interest-earning assets
Cost of interest-bearing liabilities

first
first financial bancorp

Credit Quality Review

- 30.8% of total loans covered under FDIC loss share agreement
- Total classified assets have declined 8.5% to $184.8 million since second quarter 2010
- Economic conditions in the Company's markets are still challenging; real estate loan collateral and OREO valuations will continue to impact restructurings and resolutions

Credit Quality Trends [1]	Quarter					Year		
	2Q11	1Q11	4Q10	3Q10	2Q10	2010	2009	2008
Net charge-offs / average loans & leases	0.83%	0.61%	1.39%	0.97%	0.71%	1.27%	1.16%	0.47%
Nonperforming loans / loans	2.65%	2.90%	2.84%	2.88%	2.84%	2.84%	2.69%	0.68%
Nonperforming assets / total assets	1.50%	1.51%	1.57%	1.59%	1.46%	1.57%	1.23%	0.60%
Allow. for loan & lease losses / total loans	1.92%	1.93%	2.03%	2.07%	2.07%	2.03%	2.05%	1.34%
Allow. for loan & lease losses / nonperforming loans	72.5%	66.6%	71.6%	72.0%	72.8%	71.6%	76.3%	197.3%

[1] Excludes assets covered by FDIC loss share agreements

fIRST
first financial bancorp

Noninterest Income and Expense

Components of Noninterest Income

For the Three Months Ended June 30, 2011

(Dollars in millions)



-$0.7
- 2%
$4.8
12%
$15.4
37%
$21.6
53%
Strategic
FDIC Loss Sharing Income
Other Non-strategic
Accelerated Discount on Paid in Full Loans

Components of Noninterest Expense

For the Three Months Ended June 30, 2011

(Dollars in millions)



$1.4
3%
$4.7
9%
$2.7
5%
$43.7
83%
Strategic
Acquired-non-strategic
FDIC Support
Other Non-strategic

fIRST
first financial bancorp

Deposit and Loan Composition

Total Deposits = $5.0 billion

As of June 30, 2011

(Dollars in millions)



$147
3%
$4,827
97%

Gross Loans = $4.0 billion

As of June 30, 2011

(Dollars in millions)



$673
17%
$3,359
83%

■ Strategic □ Acquired-Non-Strategic

- Western market (acquired-non-strategic) exit is essentially complete; acquired-non-strategic deposits consist primarily of Michigan and Louisville market deposits and brokered CDs.

first financial bancorp

Acquisition-Related Items

FIRST
first financial bancorp

Second Quarter 2011 Loan Valuation

- The majority of the loans acquired as part of the FDIC-assisted transactions are accounted for under ASC Topic 310-30 which requires the Company to periodically update its forecast of expected cash flows from these loans.
- As a result of cumulative valuation procedures performed during the second quarter 2011, net impairment is now being observed in the majority of its loan pools.
- As of June 30, 2011, the allowance for loan and lease losses attributed to valuation of acquired loans was $51.0 million, an increase of $19.5 million from the first quarter 2011. Expected payments from the FDIC, in the form of FDIC loss sharing income, offset approximately 80% of the recorded impairment and charge-offs.
- Acquired loans continue to maintain yields significantly higher than the Company's legacy loan portfolio.

		Second Quarter 2011 Valuation Results						
Dollars in thousands	Balance as of June 30, 2011	Current Period Impairment	Prior Period Impairment Recapture	Net Current Period Impairment	Improvement	Projected Wtd. Avg. Rate	Life-to-Date Avg. Rate	Day 1 Projected Rate
Total loans	$ 1,149,284	$ 23,160	$ (3,671)	$ 19,489	$ 777	11.00% [1]		
Allowance for loan and lease losses	(51,044)	-	-	-	-	0.51%		
Total net loans	$ 1,098,240	$ 23,160	$ (3,671)	$ 19,489 [3]	$ 777	11.51% [2]	10.39%	9.10%
FDIC indemnification asset	$ 193,113	NA	NA	NA	NA	(3.74%)	3.39%	6.50%
				Weighted average yield		9.23%	9.45%	8.75%

[1] The actual yield realized may be different than the projected yield due to activity that occurs after the periodic valuation.
[2] Accretion rates are applied to the net carrying value of the loan which includes the allowance for loan and lease losses.
[3] Acquired loan provision expense of $23.9 million was comprised of net charge-offs during the period of $4.4 million and net impairment of $19.5 million.

Components of Credit Losses Covered Assets

Dollars in thousands	For the three months ended June 30, 2011	Description
Net incremental impairment for period	$19,489	Reduction in expected cash flows related to certain loan pools net of prior period impairment relief / recapture
Net charge-offs	4,406	Represents actual, unexpected net charge-offs of acquired loans during the period [1]
Provision for loan and lease losses - acquired	23,895	
Loss on sale - covered OREO	2,621	
Total gross credit losses	$26,516	
FDIC loss share income (Noninterest income)	$21,643	Represents receivable due from FDIC on estimated credit losses; calculated as approximately 80% of provision for loan and lease losses related to covered loans
	$4,873	Difference between these two amounts represents actual credit costs for the period

[1] Expected losses are considered in the recorded investment value

Comparison of Financial Impact

The tables below present a comparison of the impact on diluted earnings per share under various scenarios

Extreme Cases

- If all acquired loans were to prepay immediately, diluted EPS would benefit by **$1.48** per share as of the second quarter 2011
- The absolute worst case scenario – a 100% loss on all acquired loans – would negatively impact diluted EPS by **$0.55** per share as of the second quarter 2011

Best Estimate

If only ASC Topic 310-30 loans were to pay as expected, the benefit to after-tax revenue per diluted share would be **$4.50**, earned over the *remaining* life of the portfolio. Current *weighted average* life is approximately 4 years.

Extreme Scenarios - All Acquired Loans

Recognition of Noninterest Income
Assumes All Acquired Loans Prepay Immediately

Dollars in millions	As of 6/30/11	As of 3/31/11
Unamortized discount	$257	$280
FDIC indemnification asset [1]	(174)	(172)
Allowance for loan losses - acquired	51	32
Discount net of indemnification asset and allowance	$134	$140
Impact of immediate recognition of unamortized discount on after-tax diluted earnings per share [2]	**$1.48**	**$1.55**

Estimated Maximum Credit Loss Exposure
Assumes 100% Loss on Total UPB

Dollars in millions	As of 6/30/11	As of 3/31/11
FFBC share of stated loss threshold	$123	$127
FFBC share of max. additional losses	61	64
Maximum possible credit loss	184	190
FDIC indemnification asset [1]	174	172
Unamortized discount	(257)	(280)
Allowance for loan losses - acquired	(51)	(32)
Adjusted max. possible credit loss	$50	$51
Impact of immediate recognition of additional credit losses on after-tax diluted earnings per share [2]	**($0.55)**	**($0.56)**

Payment as Expected

Recognition of Interest Income
Assumes Loans Amortize Over Expected Life

Dollars in millions	As of 6/30/11	As of 3/31/11
Total expected cash flows	$1,569	$1,691
Recorded investment	1,149	1,232
Total accretable difference	420	459
FDIC indemnification asset [3]	(13)	(10)
Total net accretable difference	$407	$448
Impact of accretable difference on after-tax revenue per diluted share over the expected life of the loans [2]	**$4.50**	**$4.96**

[1] Represents the amount presented on the balance sheet less claims submitted to the FDIC but not yet received and FDIC indemnification on related to OREO
[2] Based on second quarter 2011 average diluted common shares outstanding of 68,734,662 and first quarter 2011 average diluted common shares outstanding of 68,709,037; tax rate of 35% applied
[3] Projected amortization of FDIC indemnification asset over average expected life of portfolio

Appendix

fIRST
first financial bancorp

Loan Composition

- Strategic portfolio: no significant industry concentrations; geography distributed throughout footprint
- In-house lending limit of $15 million – significantly below legal limit
- Uncovered loan balances were essentially unchanged relative to the prior quarter; however, commercial and CRE originations and renewals increased 62% compared to first quarter volumes and the pipeline is encouraging

Total Loan Portfolio – June 30, 2011
$4.0 billion



3%
10%
26%
10%
5%
46%
Commercial
Real estate - construction
Real estate - commercial
Real estate - residential
Home equity
Installment and other

Covered Loans - $1.2 billion



6%
2%
11%
20%
3%
58%

Uncovered Loans - $2.8 billion



4%
12%
29%
9%
5%
41%

Uncovered Loans – RE Collateral

- Construction and acquisition and land development loans represent small portion of overall portfolio
- Commercial real estate and constructions loans located primarily in Ohio and Indiana markets

Total Uncovered Loan Portfolio[1] – June 30, 2011
$2.8 Billion


5%
$142,682
$1,144,368
41%
Dollars in thousands
Real estate - construction
Real estate - commercial
4%
35%
61%
Non-owner occupied
Owner occupied
Acquisition & land development

[1] Excludes loans covered by FDIC loss sharing agreements

Covered Loan Activity

first financial bancorp

(Dollars in thousands)	March 31, 2011	Sales	Prepayments / Renewals	Contractual Activity [1]	Net Charge-Offs [2]	Loans With Coverage Rem.	June 30, 2011
		Reduction in Balance Due to:					
Commercial	$ 294,300	$ 6,928	$ 27,874	$ 7,360	$ 385	$ -	$ 251,753
Real estate - construction	44,789	-	2,437	(445)	1,986	-	40,811
Real estate - commercial	762,188	-	23,389	9,999	696	1,219	726,885
Real estate - residential	140,256	-	4,707	1,197	221	-	134,131
Installment	18,008	-	2,169	344	298	-	15,197
Home equity	70,429	-	3,371	(2,426)	820	-	68,664
Other covered loans	6,045	-	-	756	-	-	5,289
Total covered loans	$ 1,336,015	$ 6,928	$ 63,947	$ 16,785	$ 4,406	$ 1,219	$ 1,242,730

Covered Loan Activity - Second Quarter 2011

[1] Includes partial paydowns, accretion of the valuation discount and advances on revolving loans
[2] Indemnified at 80% from the FDIC

first financial bancorp

Revenue by Source

- **Strategic** – Elements of the business that either existed prior to the acquisitions or were acquired with the intent to retain and grow. On a reported basis, approximately 68% of total revenue is derived from strategic businesses. Not including the FDIC loss sharing income, strategic operations represents 85% of total revenue.
- **Acquired-Non-Strategic** – Elements of the business that the Company intends to exit but will continue to support to obtain maximum economic value. No growth or replacement is expected. Revenue will decrease over time as loans and deposits will not be renewed when they mature.
- **FDIC Loss Sharing Income** – In accordance with guidance provided by the SEC, amounts recoverable from the FDIC related to credit losses on covered loans under loss sharing agreements are required to be recorded as noninterest income
- **Accelerated Discount on Loan Prepayments and Dispositions** – The acceleration of the unrealized valuation discount. Noninterest income results from the prepayment or sale of covered loans. This item will be ongoing but diminishing as covered loan balances decline over time.

Total Revenue: $107.0 million

For the Three Months Ended June 30, 2011

(Dollars in millions)



$4.8
4%
$21.6
20%
$8.3
8%
$72.3
68%
Strategic
Acquired-Non-Strategic
FDIC Loss Sharing Income
Accelerated Discount on Paid in Full Loans

Funding Structure and Cost of Funds

Average Interest Bearing Liability Balances


Total Cost of Funds
1.39%
1.23%
1.11%
1.04%
6%
4%
4%
4%
36%
35%
33%
31%
44%
48%
50%
52%
13%
14%
14%
14%
3Q10
4Q10
1Q11
2Q11
Noninterest-bearing deposits*
Interest-bearing deposits and savings
Time deposits
Borrowed funds

End of Period Deposit Composition


Total Cost of Deposits
Cost of Funds
1.11%
0.99%
0.90%
0.84%
2.23%
2.12%
2.03%
1.99%
0.59%
0.54%
0.45%
0.45%
0.41%
0.35%
0.32%
0.29%
0.00%
0.00%
0.00%
0.00%
38%
35%
33%
32%
28%
30%
31%
33%
20%
22%
22%
21%
14%
14%
14%
15%
3Q10
4Q10
1Q11
2Q11
Noninterest-bearing deposits
Savings
Interest-bearing deposits
Time deposits

* Not included in cost of funds calculation

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first financial bancorp

Deposit Activity

(Dollars in thousands)	Balance as of March 31, 2011	Strategic Portfolio	Acquired-Non-Strategic Portfolio	Balance as of June 30, 2011
	Deposit Activity - Second Quarter 2011			
Transaction and savings accounts	$ 3,514,956	$ (77,249)	$ (44,900)	$ 3,392,807
Time deposits	1,590,008	(50,846)	(12,431)	1,526,731
Brokered deposits	112,286	(1,788)	(55,626)	54,872
Total deposits	$ 5,217,250	$ (129,883)	$ (112,957)	$ 4,974,410

- Average strategic transaction and savings accounts increased over $169.8 million, or 5.0%, compared to the first quarter 2011
- Average money market and savings account balances increased $295.6 million, or 22.0%, compared to second quarter 2010
- Deposit mix significantly improved compared to second quarter 2010, resulting in a 32 bp decrease in the cost of deposit funding over the past year

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first financial bancorp

Credit Quality Comparison [1]

NPLs / Loans



4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11

NCOs / Average Loans & Leases



1.80%
1.50%
1.20%
0.90%
0.60%
0.30%
0.00%
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11

2Q09 includes higher charge-offs related to one commercial real estate construction relationship (20 basis points) and two separate and unrelated floor plan relationships (65 basis points); 3Q09 includes a charge-off related to the sale of the entire shared national credit portfolio (30 basis points); 4Q09 includes two unrelated commercial real estate construction relationships (70 basis points); 1Q10 includes alleged fraudulent activity by one borrower (125 basis points)

Reserves / NPLs



250%
200%
150%
100%
50%
0%
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11

Texas Ratio



40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11

Texas ratio defined as total nonperforming assets plus accruing loans 90+ past due divided by the sum of tangible equity and loan loss reserves

- Peer group comprised of the component banks within the KBW Regional Bank Index (49 total excluding First Financial)
- Peer group comprised of approximately 90 BHCs with total assets of $3 - $10 billion consistent with the peer group included in the BHC Performance Report for First Financial per the Federal Reserve Board
- First Financial Bancorp

[1] Excludes loans covered by FDIC loss sharing agreements

Source: Peer Group median data obtained from SNL Financial

FIRST
first financial bancorp

Investment Portfolio

(Dollars in thousands)	Book Value	Percent of Total	Book Yield	Cost Basis	Market Value	Gain/ (Loss)
	As of June 30, 2011					
Agencies	$ 5,176	0.4%	5.49	100.00	102.97	$ 149
CMOs (agency)	645,062	53.4%	2.02	101.23	101.94	4,460
CMOs (private)	37	0.0%	0.91	100.00	100.21	-
MBSs (agency)	461,001	38.1%	3.48	102.29	105.52	14,077
	1,111,276	91.9%	2.64	101.67	103.40	18,686
Municipal	15,206	1.3%	7.21	99.46	101.72	344
Other [1]	82,125	6.8%	3.50	102.89	103.44	440
	97,331	8.1%	4.08	102.35	103.16	784
Total investment portfolio	$ 1,208,607	100.0%	2.76	101.72	103.38	$ 19,470

Net Unrealized Gain/(Loss)	$ 19,470
Aggregate Gains	20,299
Aggregate Losses	(829)
Net Unrealized Gain/(Loss) % of Book Value	1.61%

[1] Other includes $71.5 million of regulatory stock

- Investment portfolio represents 20.0% of total assets
- During the second quarter 2011, the Company purchased $249.8 million of agency mortgage backed securities
- Since the end of the third quarter 2010, the duration of the portfolio has increased from 1.0 years to 1.8 years as of June 30, 2011
- The portfolio is managed to provide a predictable revenue stream across a variety of interest rate scenarios and market conditions while balancing the Company's overall asset / liability management objectives

Investment Portfolio Composition

As of June 30, 2011

Sector Allocation


CMOs (Agency)
54%
Other *
7%
CMOs (private)
0%
Agencies
0%
Municipal
1%
MBSs (agency)
38%

* Other consists primarily of regulatory stock

Credit Quality


Investment Grade
98%
Not Rated
2%
Other Investment
Grade
0%

Investment Grade = A rated securities
Other Investment Grade = B rated securities
Not Rated includes an immaterial amount of securities with a non-investment grade rating

first
first financial bancorp

Summary of Acquisition-Related Items

	For the Three Months Ended		
(Dollars in thousands)	June 30, 2011	March 31, 2011	June 30, 2010
Income effect:			
Accelerated discount on covered loans [1,2]	$ 4,756	$ 5,783	$ 7,408
Acquired-non-strategic net interest income	8,821	8,902	10,207
FDIC loss sharing income	21,643	23,435	15,170
Service charges on deposit accounts related to acquired-non-strategic operations	108	152	130
Other (loss) inc. related to acquired-non-strategic ops.	(593)	(704)	346
Income related to the accelerated discount on loan covered loans and acquired-non-strategic ops.	34,735	37,568	33,261
Expense effect:			
Provision for loan and lease losses - covered	23,895	26,016	18,962
Acquired-non-strategic operating expenses: [3]			
Salaries and employee benefits	499	1,497	29
Occupancy	64	2,153	542
Other	2,110	261	699
Total acquired-non-strategic operating expenses	2,673	3,911	1,270
FDIC loss share support [3]	1,369	783	938
Loss share and covered asset expense [3]	3,376	3,171	-

Continued

	For the Three Months Ended		
(Dollars in thousands)	June 30, 2011	March 31, 2011	June 30, 2010
Acquisition-related costs: [3]			
Integration-related costs	76	46	720
Professional services fees	-	55	1,436
Other	-	15	24
Total acquisition-related costs	76	116	2,180
Transition-related items: [3]			
Salaries and benefits	81	166	1,843
Occupancy	-	-	(522)
Other	80	30	-
Total transition-related items	161	196	1,321
Total expense effect	31,550	34,193	24,671
Total estimated effect on pre-tax earnings	$ 3,185	$ 3,375	$ 8,590

[1] Included in noninterest income
[2] Net of the corresponding valuation adjustment on the FDIC indemnification asset
[3] Included in noninterest expense

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first financial bancorp

Effect on Noninterest Items

Noninterest Income

(Dollars in thousands)	For the Three Months Ended June 30, 2011	For the Three Months Ended March 31, 2011	For the Three Months Ended June 30, 2010
Total noninterest income	$ 41,118	$ 43,658	$ 40,467
Significant components of noninterest income			
Items likely to recur:			
Accelerated discount on covered loans [1]	4,756	5,783	7,408
FDIC loss sharing income	21,643	23,435	15,170
Other acquired-non-strategic items	(485)	(552)	476
Items expected not to recur:			
FDIC settlement and other items not expected to recur	(152)	125	2,930
Total excluding items noted above	$ 15,356	$ 14,867	$ 14,483

[1] Net of the corresponding valuation adjustment on the FDIC indemnification asset

Noninterest Expense

(Dollars in thousands)	For the Three Months Ended June 30, 2011	For the Three Months Ended March 31, 2011	For the Three Months Ended June 30, 2010
Total noninterest expense	$ 52,497	$ 57,790	$ 55,819
Significant components of noninterest expense			
Items likely to recur:			
Acquired-non-strategic operating expenses	2,673	3,911	1,270
Transition-related items	161	196	1,321
FDIC loss share support	1,369	783	938
Loss share and covered asset expense	3,376	3,171	-
Items expected not to recur:			
Acquisition-related costs	76	116	2,180
Other items not expected to recur	1,140	3,962	2,387
Total excluding items noted above	$ 43,702	$ 45,651	$ 47,723

FIRST

first financial bancorp

Leadership

Executive Management

Claude E. Davis
President & Chief Executive Officer
Mr. Davis joined First Financial in 2004 as President, Chief Executive Officer and a member of the Board of Directors. Mr. Davis also serves as Chairman of the Board of Directors of First Financial Bank. Prior to joining the company, he served as Senior Vice President at Irwin Financial Corporation and Chairman of Irwin Union Bank and Trust, the company's lead bank, positions he held since 2003. Earlier in his career, he served as President of Irwin Union Bank and Trust for seven years. Mr. Davis began his career as a Certified Public Accountant with the public accounting firm Coopers & Lybrand.

C. Douglas Lefferson
Executive Vice President, Chief Banking Officer
Mr. Lefferson has spent his entire career in various positions with First Financial Bancorp and First Financial Bank and was appointed to his current position in 2005. Prior to his current appointment, Mr. Lefferson served as Chief Financial Officer from 2002 through 2005.

J. Franklin Hall
Executive Vice President, Chief Financial Officer
Mr. Hall joined First Financial in 1999 and was appointed to his current position in 2005. Prior to joining the Company, he was with Firstar Bank (currently US Bancorp). He is a Certified Public Accountant (inactive) and began his career with the public accounting firm Ernst & Young, LLP.

Richard Barbercheck
Executive Vice President, Chief Credit Officer
Mr. Barbercheck joined First Financial in 2005 as Senior Vice President and Chief Risk Officer and was appointed to his current position in 2006. Mr. Barbercheck is responsible for the administration of the bank's lending portfolios as well as oversight of the Company's credit policies and loan underwriting processes. Prior to joining the Company, he oversaw the Credit Risk Evaluation Group at Irwin Financial Corporation. Earlier in his career he served at several banks in executive-level positions located in Southeastern Indiana, including Veedersburg State Bank (1989 – 1993), National City Bank (1993 - 1998) and Irwin Union Bank (1998 - 2005). Mr. Barbercheck has over 25 years of banking experience with a predominance of experience in the commercial lending and credit administration areas.

Executive Management (continued)

Michael Cassani
Executive Vice President, First Financial Wealth Management
Mr. Cassani joined First Financial in 2007 as Senior Vice President and Chief Administrative Officer to oversee the company's wealth management group. Prior to joining the company, Mr. Cassani served as President of Fund Project Services, Inc., a financial project management and consulting firm he co-founded in 1998. Earlier in his career, he served as Mutual Funds Product Manager at Fifth Third Bank and as an Institutional Investment Officer at Roulston and Company. Prior to those appointments, Mr. Cassani served as an Investment Representative for two separate companies located within the Chicago area.

Gregory A. Gehlmann
Executive Vice President, Corporate General Counsel
Mr. Gehlmann joined First Financial in 2005 as Senior Vice President and General Counsel. Mr. Gehlmann also served as Chief Risk Officer for the company (2006 – 2008). Prior to joining the company, he practiced law for 16 years in Washington, D.C. Mr. Gehlmann served as partner/counsel at Manatt, Phelps & Phillips, LLP where he was counsel to public and private companies as well as investors, underwriters, directors, officers and principals regarding corporate securities, banking and general business and transactional matters.

Samuel J. Munafo
Executive Vice President, Chief Commercial Banking Officer
Mr. Munafo has spent his entire career in various positions with First Financial Bancorp and First Financial Bank. Prior to his current appointment, Mr. Munafo served as President of First Financial Bank (2005 – 2006) and President and Chief Executive Officer for several First Financial affiliates, including Community First Bank & Trust (2001 - 2005), Indiana Lawrence Bank (1998 – 2001) and Clyde Savings Bank (1994 – 1998). He began his career with the company as a management trainee and has served the company in a number of areas, including operations, retail, commercial lending, credit cards and security.

Jill A. Stanton
Executive Vice President, Co-Chief Retail Banking Officer
Ms. Stanton joined First Financial in 2008 and has responsibility for product line management for first mortgage loans, consumer lending and small business lending. Prior to joining the company, she served as Senior Vice President for Irwin Union Bank where she was responsible for mortgage, consumer lending, business banking, commercial credit analysis, credit administration and loan operations in their commercial banking business. Ms. Stanton has over 20 years of experience within the financial services industry.

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first financial bancorp

Executive Management (continued)

Jill L. Wyman
Executive Vice President, Co-Chief Retail Banking Officer
Ms. Wyman joined First Financial in 2003 as Vice President and Sales Director. In her current position, Ms. Wyman has responsibility for leading the retail sales process, growing retail deposits and enhancing the sales culture throughout the company's strategic operating markets. She is also responsible for market services and corporate marketing. Prior to joining the company, she spent 19 years in retail where she served as general manager at Lazarus, a division of Federated Department Stores (currently Macy's). Ms. Wyman began her career as a management trainee at Federated/Macy's and progressed to sales manager, group sales manager, assistant general manager and regional merchandise manager.

Kevin T. Langford
Executive Vice President, Chief Administrative Officer
Mr. Langford joined First Financial in January 2006. As Chief Information Officer, he manages the company's technology, project and operations departments and provides strategic direction related to other operational areas. Mr. Langford has over 20 years experience in information technology operations and management. Prior to joining the company, Mr. Langford served as Vice President of Technology Services for Irwin Financial Corporation. Earlier in his career, Mr. Langford worked for Cisco Systems where he served as executive liaison to several of Cisco's largest clients.

Alisa E. Poe
Executive Vice President, Chief Human Resources Officer
Ms. Poe joined First Financial in September 2009 in her current role. Her responsibilities include leadership and oversight of all Human Resources and Learning functions with a strong focus on helping First Financial become an employer of choice for high-performing associates in all of the communities we serve. Prior to joining the company, she worked for The Midland Company as Vice President of Human Resource Services and Corporate Administration. Ms. Poe began her Human Resources career nearly 25 years ago with the Hertz corporation and has since held increasingly responsible HR leadership roles in the banking, insurance and technology industries.

Al Roszczyk
Senior Vice President, Commercial Banking Regions
Mr. Roszczyk joined First Financial in June 2009. Mr. Roszczyk oversees the company's Indiana markets and has over 25 years of banking experience with a strong background in executive management and leadership as well as extensive experience in commercial lending, treasury management and personal banking services. Prior to joining First Financial, Mr. Roszczyk spent 14 years with Irwin Union Bank and Trust Company.

Executive Management (continued)

John Sabath
Senior Vice President, Chief Risk Officer
Mr. Sabath joined First Financial in 2005 as Regulatory Risk Manager. Mr. Sabath was then promoted to Senior Risk Officer and First Vice President and assumed his current position in 2008. He is responsible for management of the Company's risk management function which includes commercial and retail credit, compliance, operational, market, strategic and reputation risk. Prior to joining the Company, he was in the Enterprise Risk Group at Fifth Third Bank. Earlier in his career, Mr. Sabath held positions at the Federal Reserve Bank of Cleveland, National City Bank and Star Bank (currently US Bancorp).

Anthony M. Stollings
Senior Vice President, Chief Accounting Officer & Controller
Mr. Stollings joined First Financial in 2006 and oversees the Company's corporate accounting, tax and external reporting functions. He is a Certified Public Accountant (inactive) and prior to joining the company served as Chief Accounting Officer and Controller at Provident Financial Group, Inc. (Cincinnati OH). Mr. Stollings spent 13 years at Provident and has more than 30 years experience within the financial services industry.

FIRST

first financial bancorp

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